UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement

[X]Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS INSTITUTIONAL TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[	]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
		1)	Title of each class of securities to which transaction applies:
		2)	Aggregate number of securities to which transaction applies:
		3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):
		4)	Proposed maximum aggregate value of transaction:
		5)	Total fee paid:
[	]	Fee paid previously with preliminary materials.
[	]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)Amount Previously Paid:

2)Form, Schedule or Registration Statement No.:

3)Filing Party:

4)Date Filed:

Email Notification Setup Form

Work Order Number: 31280

From Address: LeggMason@proxydirectmail.com

Reply to Address: shareholdermeetings@computershare.com

Subject line: IMPORTANT: Proxy vote for Western Asset U.S. Institutional Treasury Reserves – please vote before August 31st Special Meeting

Email Text:

Dear Valued Shareholder:

Your firm held shares in the Western Asset Institutional US Treasury Reserves money market mutual fund (the Fund) through Silicon Valley Bank as of the April 15, 2020 record date.

You are receiving this email because we have not yet received a vote for the proxy card mailed to your firm and it is important that we ensure you have the opportunity to vote prior to the Special Meeting to be held on August 31st, 2020.

How to Vote

In the current environment you may find it easiest to vote online.

Online voting is a convenient and a secure way to vote on the Proxy Statement. You may access your proxy card and vote your proxy by clicking on the link(s) provided below. The link will take you directly to the proxy voting site where you can submit your vote.

The control number and security code shown below will auto-populate when you click on the link(s) provided below.

Fund: Western Asset Institutional US Treasury Reserves

Control Number: 28099999002000

Security Code: 99999999

Click Here to Vote

or,

Call a Live Agent who will take your vote on a recorded line

888-916-1719

Reason for the Proxy Vote

Due to a recent change in the ownership of the parent company of the Fund's subadvisor, Western Asset Management (WA), a proxy vote that is required by law is underway and your vote is very important. WA's ownership changed when Franklin Resources, Inc acquired Legg Mason, Inc., WA's parent, along with all of the other Legg Mason subsidiaries, on July 31st, 2020.

Whenever the parent company of a US mutual fund's investment manager or sub- advisor changes, the SEC requires a shareholder proxy to take place to re-approve the existing management and sub-advisory agreements as of the date of the acquisition.

The Special Meeting of the Western Asset Institutional US Treasury Reserves MMF will take place at 4:30 p.m., August 31, 2020.

If you have any questions about the proxy materials or the proposals, please call us on

888-916-1719. The Proxy Statement and other pertinent documents can be found at: https://www.proxy-direct.com/lmf-31280

Sincerely,

Computershare Funds Services

Independent Tabulator for Western Asset Management Funds

[Email communication]

Dear [ ],

I hope you are well, and thank you for all that you and the [ ] employees are doing for [ ] at this difficult time. I am a [ ] resident myself, and greatly appreciative of the team's work.

I manage the Liquidity business at Western Asset Management (WA), which is a distribution business for WA's Rule 2a-7 money market mutual fund (MMF) products. WA was until recently a subsidiary of Legg Mason, which as you may know has large offices in Stamford, CT. WA is a large fixed income manager and [ ] has from time to time invested in one of our money market funds, the WA Institutional US Treasury Reserves fund for short-term investing purposes via [ ]'s relationship with Bank of America Merrill Lynch. The fund operates as a very high credit quality CNAV MMF, generally investing 100% in treasury bills and other treasury securities.

I am writing to ask respectfully for your assistance in submitting [ ]'s eligible votes for an ongoing proxy for the Western Asset Institutional US Treasury Reserves fund prior to the proxy shareholder meeting of August 31st, 2020.

By way of background, WA's ownership changed on July 31st, 2020 when Franklin Resources, Inc acquired Legg Mason, Inc., WA's parent, along with all of the other Legg Mason subsidiaries. As you may know, whenever the parent company of a US mutual fund's investment manager or sub-advisor changes, the SEC requires a shareholder proxy to take place to re-approve the existing management and sub-advisory agreements as of the date of the acquisition.

As a result of this upcoming acquisition and the required agreement changes, a proxy was initiated earlier this year and as at the proxy record date of April 15th, 2020 [ ] held two voting positions via [ ] relationship, of $[ ] and $[ ] representing $[ ] in outstanding voting shares. This is a relatively large position in outstanding shares and your vote is extremely important to the Fund.

Due to the current crisis, the proxy has been an extremely difficult exercise and we are reaching out to shareholders to ensure that they are aware of the vote, have all necessary materials and know how they can complete the vote.

We have been in touch with [ ]'s investment team and I understand that your team has the necessary information but requires internal approvals to exercise the vote. The options include voting YES in favor of the proposals, which is the Board and ISS' recommendation, NO or voting against, or ABSTAIN which records your vote as officially abstaining.

I appreciate that [ ] may or may not always participate in proxy votes, but given the nature of the underlying investment (US treasury bills in a CNAV MMF), and the relatively large position in the Fund, it would be extremely helpful if you were able to submit your vote (YES, NO or ABSTAIN) prior to August 31st, 2020.

Thank you again for all that you do.

Best regards,

Matt Jones Head of Liquidity